Exhibit 99.1
PacBio Announces Preliminary First Quarter 2025 Revenue and Reiterates 2025 Revenue Guidance of $155 Million to $170 Million
Implements Plan to Reduce Annualized Operating Expense Run Rate by $45 Million to $50 Million
Q1 2025 Earnings Conference Call Scheduled for May 8, 2025
MENLO PARK, Calif., April 9, 2025 (GLOBE NEWSWIRE) – PacBio (NASDAQ: PACB) today announced preliminary, unaudited revenue for the quarter ended March 31, 2025.
Preliminary First Quarter Results

	Preliminary Q1 2025	Q1 2024
Revenue	$36.9 million	$38.8 million
Instrument revenue	$10.8 million	$19.0 million
Consumable revenue	$20.1 million	$16.0 million
Service and other revenue	$6.0 million	$3.8 million
Revio systems	12	28
Vega systems	28	-
Annualized Revio pull-through per system	~$236,000	~$254,000
Cash, cash equivalents, and investments	$343.1 million	$561.9 million
Our preliminary revenue for the first quarter met our expectations despite impacts from ongoing uncertainty in NIH funding in the United States and broader economic headwinds affecting the industry.
Vega system orders accelerated in the first quarter as compared to the fourth quarter of 2024 as the combination of system capability and its attractive price point enabled purchases from both new and existing customers.
Preliminary consumable revenue reached a company record. Annualized Revio pull-through per system was approximately $236,000, in line with the company’s expectations in the low to mid $200,000s range.
In response to ongoing market uncertainty, PacBio is executing a plan to reduce both headcount across all functions and non-headcount related expenses to lower its annualized non-GAAP operating expense run-rate by $45 million to $50 million by year end in relation to its prior guidance of $270 million to $280 million. Following the reductions, PacBio aims to focus on its highest-impact long-read platform development initiatives.
Commentary by Christian Henry, President and CEO of PacBio:
“We are pleased with our start to the year as revenue met our expectations and we achieved record levels of consumable revenue. The Vega launch is progressing well, attracting more customers to HiFi sequencing and is expanding our addressable applications. While the funding and general macroeconomic environment is having an impact on our ability to place more instruments, particularly Revio systems at academic customers, we are encouraged by the consistent Revio utilization and annualized consumable pull-through, which remain in line with our expectations.”
“We believe we are on pace to achieve the financial goals we set earlier this year. However, given the persistent uncertainty surrounding academic and NIH funding, along with the introduction of new tariffs, we are taking strategic steps to reduce spending and reinforce our plan to reach positive cash flow by the end of 2027.”
“As a result of the reductions, we plan to focus on three key priorities:
•Accelerating the adoption of HiFi sequencing,
•Investing in initiatives that are targeted to improve gross margin, and
•Advancing innovation in our long-read sequencing portfolio to enhance platform scalability and reduce costs.”
“We are also restructuring our commercial organization to streamline management and improve sales force efficiency, while maintaining our commitment to serving customers across all segments and product lines.”
Guidance and Financial Outlook
The company reiterates its previous financial guidance including:
•Full-year 2025 revenue to be $155 million to $170 million.

•Growth in Vega shipments offsetting a year-over-year decline in Revio system shipments with annualized pull-through per Revio system in the low to mid $200,000s range.
•2025 non-GAAP gross margin to be between 35% and 40%.
As a result of the expected cost savings associated with the operating expense reductions, the company now expects its 2025 non-GAAP operating expenses to be lower compared to its previous guidance of $270 million to $280 million and expects its ending cash and investments balance to be higher than previous guidance of approximately $260 million. The company expects to provide more details at its earnings call scheduled for May 8, 2025.
The preliminary unaudited financial information set forth above is subject to revision and is anticipated to be finalized in May 2025. PacBio’s financial results could differ materially from the preliminary estimates above, which are not a comprehensive statement of PacBio’s financial results and are not necessarily indicative of the results to be expected as of or for the fiscal period ended March 31, 2025, or any future period. Accordingly, you should not place undue reliance on these preliminary estimates.
Quarterly Conference Call Information
PacBio will hold its quarterly conference call on Thursday, May 8, 2025, at 4:30 p.m. Eastern Time to discuss its first quarter 2025 financial results. The call will be webcast and may be accessed at PacBio’s website at https://investor.pacificbiosciences.com/.
Date: Thursday, May 8, 2025, at 4:30 pm ET (1:30 pm PT)
Listen live via internet or replay: https://investor.pacificbiosciences.com/
Toll-free: 1-888-349-0136
International: 1-412-317-0459
If using the dial-in option, please dial into the call ten minutes prior to start time using the appropriate number above and ask to join the “PacBio Q1 Earnings Call.”
About PacBio
PacBio (NASDAQ: PACB) is a premier life science technology company that designs, develops, and manufactures advanced sequencing solutions to help scientists and clinical researchers resolve genetically complex problems. Our products and technologies stem from two highly differentiated core technologies focused on accuracy, quality and completeness which include our HiFi long-read sequencing and our SBB® short-read sequencing technologies. Our products address solutions across a broad set of research applications including human germline sequencing, plant and animal sciences, infectious disease and microbiology, oncology, and other emerging applications. For more information, please visit www.pacb.com and follow @PacBio.
PacBio products are provided for Research Use Only. Not for use in diagnostic procedures.
Statement regarding use of non-GAAP financial measures
This press release refers to non-GAAP gross margins and operating expenses, which PacBio reports in addition to, and not as a substitute for, financial measures calculated in accordance with GAAP. Additional details on PacBio’s definition of non-GAAP gross margins and operating expenses can be found in the tables accompanying our fourth quarter 2024 earnings press release dated February 13, 2025. PacBio is unable to reconcile the non-GAAP gross margins and operating expense numbers included in this press release because certain items that impact these measures are out of PacBio’s control and/or cannot be reasonably predicted at this time.
PacBio believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP information is not superior to financial measures calculated in accordance with GAAP, is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of PacBio’s non-GAAP financial measures as tools for comparison.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including statements relating to PacBio’s preliminary unaudited financial information as of and for the period ended March 31, 2025; the availability or timing of PacBio’s final financial results as of and for the period ended March 31, 2025; PacBio’s expectations for future operating results, revenue and guidance; PacBio’s cost-saving plans and initiatives as well as the expected financial impact and timing of these plans and initiatives; risks that the operating expense reductions may have an adverse impact on PacBio’s business and results of operations; risks that charges associated with PacBio’s operating expense reductions may be greater than anticipated; the availability, uses, accuracy, coverage, advantages, quality or performance of, or benefits or expected benefits of using, PacBio products or technologies; and anticipated demand for PacBio’s products and technologies in future periods. Reported results and orders for any instrument system should not be considered an indication of future performance. You should not place undue reliance on forward-looking statements because they are subject to assumptions, risks, and uncertainties that could cause actual outcomes and results to differ materially from currently anticipated results. These risks include, but are not limited to, challenges inherent in developing, manufacturing, launching, marketing and selling new products, and achieving anticipated new sales; potential cancellation of existing instrument orders; assumptions, risks and uncertainties related to the ability to attract new customers and retain and grow sales from existing customers; risks related to lengthening sales cycles; risks related to PacBio's ability to successfully execute and realize the benefits of acquisitions; the estimated size and estimated growth for the markets for PacBio’s products may be smaller than expected; risks related to reductions in government funding for research grants or contracts; the impact of U.S. export restrictions and tariffs on the shipment of PacBio products to and sourcing of materials from certain countries; rapidly changing technologies and extensive competition in genomic sequencing; unanticipated increases in costs or expenses; interruptions or delays in the supply of components or materials for, or manufacturing of, PacBio products and products under development; potential product performance and quality issues and potential delays in development and commercialization timelines; the possible loss of key employees, customers, or suppliers; customers and prospective customers curtailing or suspending activities using PacBio's products; third-party claims alleging infringement of patents and proprietary rights or seeking to invalidate PacBio's patents or proprietary rights; risks associated with international operations; and other risks associated with general macroeconomic conditions and geopolitical instability. Additional factors that could materially affect actual results can be found in PacBio's most recent filings with the Securities and Exchange Commission, including PacBio's most recent reports on Forms 8-K, 10-K, and 10-Q, and include those listed under the caption “Risk Factors.” These forward-looking statements, including PacBio’s preliminary unaudited financial information and PacBio’s financial guidance, are based on current expectations and speak only as of the date hereof; except as required by law, PacBio disclaims any obligation to revise or update these forward-looking statements to reflect events or circumstances in the future, even if new information becomes available.
Contacts
Investors and Media:
Todd Friedman
650.521.8450
ir@pacb.com